UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 31 , 2004



                        BROWN JORDAN INTERNATIONAL, INC.
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             (Exact Name of Registrant as Specified in its Charter)


                                     Florida
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                 (State or Other Jurisdiction of Incorporation)


                   0-25246                        63-1127982
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           (Commission File Number) (IRS Employer Identification No.)


             1801 North Andrews Avenue, Pompano Beach, Florida 33069
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               (Address of Principal Executive Offices) (Zip Code)

                                 (954) 960-1100
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              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events.

     Brown Jordan International, Inc. ("Company") announced April 1, 2004 that it has completed two financing transactions which, in the aggregate, provide the Company with $225 million of new financing. Upon the closing of the transactions, approximately $191 million was drawn under the credit facilities. Proceeds from the transactions were used to repay the Company's previously existing senior secured lenders ("former lenders") in full. Interest costs under the new credit facilities will approximate those of the former credit facility, however, fixed charges will be substantially reduced, providing the Company with improved liquidity for its growth plans.

     The Company had been operating under an extended forbearance agreement with its former lenders, while the Company arranged new financing. The new financing consists of: (i) $90 million asset based revolving credit facility ("Revolver") provided by GMAC Commercial Credit; and; (ii) $135 million senior secured second lien notes ("Notes") placed by Imperial Capital, LLC. Both the Revolver and the Notes are three year commitments.

     The terms of the revolver provide borrowing availability based on an 85% advance rate against eligible accounts receivable and a 60% to 65% advance rate against eligible inventory, depending on the time of the year. Borrowings under the Revolver carry interest at LIBOR plus 225 basis points. Substantially all of the Company's accounts receivable, inventory, fixed assets and intangibles have been pledged as collateral for the Revolver on a first lien basis. The Company must maintain a minimum of $5 million of available borrowing capacity at all time, and, provided that the Company maintains a minimum of $9 million of available borrowing capacity, the facilities do not have financial covenants. As of the closing date of the transaction the Company had approximately $61 million outstanding under the Revolver (including letters of credit) and approximately $19 million available to be drawn.

     The terms of the Notes provide for $135 million of term borrowings, an interest rate of LIBOR plus 900 basis points and no financial covenants. The Notes are secured by a second lien on substantially all of the Company's accounts receivable, inventory, fixed assets and intangibles and a first lien on the Company's capital stock as well as that of all of the domestic subsidiaries. There is no required amortization on the Notes through maturity.


     The Company also announced that on March 18, 2004 it made the interest payment due to the holders of its 12 3/4 % Senior Subordinated notes that was originally due on February 17, 2004.





ITEM 7.  Financial Statements and Exhibits.


EXHIBIT NO.    DOCUMENT

      4.1
               LOAN AND SECURITY AGREEMENT, GMAC COMMERCIAL FINANCE LLC AND THE LENDERS WITH BROWN JORDAN INTERNATIONAL, INC
               AND THE OTHER LOAN PARTIES DATED MARCH 31, 2004

EXHIBIT NO.     DOCUMENT

       4.2
                PURCHASE AND SECURITY AGREEMENT AMONG BROWN JORDAN INTERNATIONAL, INC., WLFI HOLDING, INC., THE GUARANTORS, THE PURCHASERS, AND THE BANK OF NEW YORK DATED
                AS OF MARCH 31, 2004


 (c) EXHIBIT NO.     DOCUMENT

        99.1         Press Release of Brown Jordan International, Inc.
                     dated April 1, 2004 announcing new financing transactions

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  BROWN JORDAN INTERNATIONAL, INC.



Date:   April 7, 2004              By:  /s/ John W. Frederick
                                 -----------------------------------
                                   John W. Frederick
                                   Executive Vice President and
                                   Chief Administrative Officer

                                  EXHIBIT INDEX



EXHIBIT NO.      DOCUMENT

 99.1 Brown Jordan International, Inc. Press Release dated April 1, 2004 announcing new financing transactions.

EXHIBIT 99.1

            BROWN JORDAN INTERNATIONAL, INC. ANNOUNCES THE COMPLETION
                         OF NEW FINANCING TRANSACTIONS

     Pompano Beach, FL (April 1, 2004) - Brown Jordan International, Inc. ("Company") announced today that it has completed two financing transactions which, in the aggregate, provide the Company with $225 million of new financing. Upon the closing of the transactions, approximately $191 million was drawn under the credit facilities. Proceeds from the transactions were used to repay the Company's previously existing senior secured lenders ("former lenders") in full. Interest costs under the new credit facilities will approximate those of the former credit facility, however, fixed charges will be substantially reduced, providing the Company with improved liquidity for its growth plans.

     The Company had been operating under an extended forbearance agreement with its former lenders, while the Company arranged new financing. The new financing consists of: (i) $90 million asset based revolving credit facility ("Revolver") provided by GMAC Commercial Credit; and; (ii) $135 million senior secured second lien notes ("Notes") placed by Imperial Capital, LLC. Both the Revolver and the Notes are three year commitments.

     The terms of the revolver provide borrowing availability based on an 85% advance rate against eligible accounts receivable and a 60% to 65% advance rate against eligible inventory, depending on the time of the year. Borrowings under the Revolver carry interest at LIBOR plus 225 basis points. Substantially all of the Company's accounts receivable, inventory, fixed assets and intangibles have been pledged as collateral for the Revolver on a first lien basis. The Company must maintain a minimum of $5 million of available borrowing capacity at all time, and, provided that the Company maintains a minimum of $9 million of available borrowing capacity, the facilities do not have financial covenants. As of the closing date of the transaction the Company had approximately $61 million outstanding under the Revolver (including letters of credit) and approximately $19 million available to be drawn.

     The terms of the Notes provide for $135 million of term borrowings, an interest rate of LIBOR plus 900 basis points and no financial covenants. The Notes are secured by a second lien on substantially all of the Company's accounts receivable, inventory, fixed assets and intangibles and a first lien on the Company's capital stock as well as that of all of the domestic subsidiaries. There is no required amortization on the Notes through maturity.

     Commenting on the financing transactions, John W. Frederick the Company's Executive Vice President and Chief Administrative Officer said "The new financing will provide the Company with additional liquidity to grow our businesses as well as increased flexibility resulting from having no expected financial covenants or senior debt amortization for the next three years". Bruce
R. Albertson, the Company's Chief Executive Officer commented "These transactions demonstrate the confidence that the financing community has in our vision and growth plan. We now have three years to focus primarily on developing exciting new products and improving our operational efficiencies."

     The Company also announced today that on March 18, 2004 it made the interest payment due to the holders of its 12 3/4 % Senior Subordinated notes that was originally due on February 17, 2004.


  ABOUT BROWN JORDAN INTERNATIONAL

     Brown Jordan International, Inc., designs, manufactures and markets retail and contract furnishings under the brand names Brown Jordan, Tommy Bahama, Pompeii, Winston, Vineyard, Molla, Tradewinds, Stuart Clark, Werner Woods, Casual Living, Southern Wood Products, Loewenstein, Charter, Lodging by Charter, Woodsmiths, Wabash Valley, Texacraft, and Tropic Craft. Brown Jordan International's corporate office is located in Pompano Beach, Florida with offices and manufacturing facilities located both domestically and internationally.

     Brown Jordan International, Inc. is an affiliate of Trivest Partners, L.P., a private investment firm, which is a leading provider of equity for middle market corporate acquisitions, recapitalizations and growth capital financings. Since its founding in 1981, Trivest has sponsored more than 115 acquisitions and recapitalizations, totaling approximately $2.0 billion in value. Trivest recently closed its third institutional investment fund, Trivest Fund III, L.P., with $316.1 million in total commitments. For more information, please visit www.trivest.com.